Exhibit 23.1

                       Independent Auditors' Consent



We consent to the incorporation by reference in the registration statement of 1MAGE Software, Inc. on Form S-3 (File No. 333-35265) and on Forms S-8 (File Nos. 33-78096 & 333-30787) of our report dated February 11, 1997, on our audits of the financial statements and financial statement schedules of 1mage Software, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report.

/s/ Karsh & Company, P.C.
-------------------------
Karsh & Company, P.C.


Denver, CO
March 16, 1998